Exhibit 99.1

SUBSCRIPTION AGREEMENT

Sydys Corporation
2741 East Hastings Street
Suite 209
Vancouver, British Columbia
Canada V5K 1Z8

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of Sydys Corporation ("Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Jason Baybutt solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Baybutt.

MAKE CHECK PAYABLE TO: Sydys Corporation

Executed this _____ day of ___________________, 2004.

____________________________________	__________________________________
Signature of Purchaser
____________________________________

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

PLEASE ENSUREE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Sydys Corporation

By:	______________________________

Title:	______________________________